EXHIBIT 4.7

                          FIRST SUPPLEMENTAL INDENTURE
                  (Subordinated Exchange Debenture Indenture)


     FIRST SUPPLEMENTAL INDENTURE, dated as of May 19, 1997, between LA PETITE HOLDINGS CORP., a Delaware corporation, as original Issuer (the "Company" or "Holdings"), LA PETITE ACADEMY, INC., a Delaware corporation ("Academy" or, after the Merger Date, the "Company"), and FLEET NATIONAL BANK, a national banking association, as successor Trustee (the "Trustee").

                                    Recitals

     (a) The Company and the Trustee (through its predecessor, Shawmut Bank Connecticut, National Association) have entered into an Indenture dated as of July 15, 1993, pursuant to which the Company may issue its 12-1/8% Subordinated Exchange Debentures due 2003 in an aggregate principal amount not to exceed $36,342,046 (the "Original Indenture").

     (b) Subject to the terms of this First Supplemental Indenture, the Company intends to merge with and into Academy, with Academy being the sole surviving entity (the "Academy Merger"). The effective time and date of the Academy Merger is referred to herein as the "Merger Date."

     (c) Effective as of the Merger Date, (i) Academy is to assume the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities and the performance of every covenant of the Indenture on the part of Holdings to be performed or observed, and (ii) certain conforming amendments to the Original Indenture relating to the Academy Merger are to become effective.

     (d) Pursuant to Section 9.1(d) of the Indenture, the Company and the Trustee may, without the consent of the Holders, amend or supplement the Indenture to evidence the merger of Holdings into Academy in accordance with and subject to the terms and conditions of the Indenture and the Securities.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     The parties agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

                                   ARTICLE I

     Section 1.1 Definitions.

     For purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           (a) terms defined in the preamble and recitals hereto or the other Articles hereof have the meanings assigned to them therein;

           (b) terms defined in this Article have the meaning assigned to them in this Article, and include the plural as well as the singular;

           (c) terms not expressly defined in this First Supplemental Indenture have the meanings assigned to them in Article One of the Original Indenture, or as otherwise defined in the Original Indenture; and

           (d) "Indenture" means the Original Indenture, as amended by this First Supplemental Indenture or as otherwise supplemented or amended from time to time by one or more indentures supplemental thereto or hereto entered into pursuant to the applicable provisions of the Indenture.

                                   ARTICLE II

     Section 2.1  Consent to Merger.

     The Trustee hereby consents to the Academy Merger and the Conforming Merger Amendment (as defined in Article III), subject, however, to the terms and conditions of this First Supplemental Indenture.

     Section 2.2  Assumption by Academy.

     Effective as of the Merger Date, (a) Academy assumes all of Holdings' obligations under the Indenture and the Securities, (b) Academy shall have all of the rights and obligations of Holdings under the Indenture and the Securities, and (c) all references in the Indenture and the Securities to the Company shall be deemed to refer instead to Academy, unless the context clearly requires otherwise.

     Section 2.3 Representations, Warranties and Covenants regarding the Academy Merger.

     Holdings and Academy jointly and severally represent, warrant and covenant to the Trustee as follows:




  First Supplemental Indenture (Subordinated Exchange Debentures) -- Page 2

           (a) Academy is a corporation duly organized and validly existing under the laws of the State of Delaware;

           (b) Immediately before and after giving effect to the Academy Merger and the assumption contemplated by Section 2.2 of the First Supplemental Indenture, no Default or Event of Default will occur or be continuing; and

           (c) Neither Academy nor any Subsidiary shall incur or become obligated with respect to any Indebtedness including Acquired Indebtedness (other than (i) Acquired Indebtedness that consists of Indebtedness that could be incurred in accordance with the terms of the Indenture, and (ii) the assumption by Academy of Holdings' obligations in respect of the Securities and the Indenture, as more particularly described in Section
     2.2 of this First Supplemental Indenture), nor shall any of their respective properties become subject to any Lien (except Liens that could be incurred in accordance with the terms of the Indenture) in connection with or in respect of the Academy Merger.

     Section 2.4 Conditions Precedent to Trustee's Consent to Academy Merger.

     Notwithstanding anything to the contrary in this First Supplemental Indenture (including, without limitation, anything to the contrary in Sections
2.1 or 3.1 of this First Supplemental Indenture), the Trustee's consent to the Academy Merger and the Conforming Merger Amendment is subject to the satisfaction of the following conditions precedent:

           (a) Officers' Certificate. Academy and Holdings shall have delivered to the Trustee a duly authorized and executed Officers' Certificate, dated as of the date hereof, substantially in the form of Exhibit A hereto;

           (b) Opinion of Counsel. Shook, Hardy & Bacon L.L.P., counsel to Holdings and Academy, shall have delivered to the Trustee an executed Opinion of Counsel, dated as of the date hereof, substantially in the form of Exhibit B hereto; and

           (c) Board Resolutions. The Secretary or Assistant Secretary of Holdings and Academy shall have delivered to the Trustee a certificate dated as of the date hereof, substantially in the form of Exhibit C hereto, attesting to the adoption and continued validity of the board resolutions of Holdings and Academy authorizing the Academy Merger and the taking of all actions incidental thereto.

     It is a condition subsequent to the Trustee's consent to the Academy Merger and the Conforming Merger Amendment that the Academy Merger shall have been consummated on or before 5:00 p.m., E.D.T., June 15, 1997.






  First Supplemental Indenture (Subordinated Exchange Debentures) -- Page 3

     Section 2.5  Post-Merger Certificate; Escrow

     Promptly after the merger, Academy shall deliver to the Trustee a duly authorized and executed Officers' Certificate, dated on or about the Merger Date, substantially in the form of Exhibit D hereto (which certificate shall have attached to it a copy of the certificate of merger of Holdings and Academy bearing the file-stamp issued by the Delaware Secretary of State's Office) (the "Post-Merger Certificate").

     All executed originals of this First Supplemental Indenture shall be held in escrow by the Trustee and shall be released and distributed by the Trustee to the parties hereto upon the Trustee's receipt of the executed Post-Merger Certificate.

                                  ARTICLE III

     Section 3.1  Conforming Merger Amendment.

     In order to evidence the succession in accordance with Article V of Academy to the rights and duties of Holdings under the Indenture and the Securities, and pursuant to the Trustee's powers pursuant to Section 9.1 of the Indenture, Academy, Holdings and the Trustee agree as follows (the "Conforming Merger Amendment"):

        Effective as of the Merger Date, the addresses for notices set forth in subparagraphs (a) and (b) in Section 10.2 of the Original Indenture shall be amended, without further action, to read as follows:

                  (a)  if to the Company:

                       La Petite Academy, Inc.
                       14 Corporate Woods
                       8717 West 110th Street, Suite 300
                       Overland Park, Kansas 66210
                       Attention:  Chief Financial Officer

                       Telecopier Number:  (913) 345-9565










  First Supplemental Indenture (Subordinated Exchange Debentures) -- Page 4

                   (b)  if to the Trustee:

                        Fleet National Bank
                        Mail Stop: CTOPO238
                        777 Main Street
                        Hartford, Connecticut 06115
                        Attention:  Corporate Trust Administration

                        Telecopier Number:  (860) 986-7920

     Except as amended above, all other provisions of Section 10.2 of the Original Indenture shall remain in effect.

                                   ARTICLE IV

     Section. 4.1 Ratification of Provisions of Original Indenture.

     All provisions of the Original Indenture not specifically herein deleted, supplemented or modified are hereby ratified and reaffirmed by the Company and the Trustee.

     Section 4.2  Counterparts.

     This First Supplemental Indenture may be executed in counterparts by the parties hereto.


             [The remainder of this page intentionally left blank]














  First Supplemental Indenture (Subordinated Exchange Debentures) -- Page 5

     IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       LA PETITE HOLDING CORP.
Attest:

                                       By:____________________________________
                                           Name: Phillip M. Kane
                                           Title: Senior Vice President, Chief
                                           Financial Officer and Treasurer
___________________________

Name: Peggy A. Ford
Title: Secretary


                                       LA PETITE ACADEMY, INC.
Attest:

                                       By:____________________________________
                                           Name: Phillip M. Kane
                                           Title: Senior Vice President, Chief
                                           Financial Officer and Treasurer
___________________________

Name: Peggy A. Ford
Title: Secretary

                                       FLEET NATIONAL BANK, as Trustee


Attest:
                                       By:____________________________________
                                           Name: Robert L. Reynolds
___________________________                Title: Vice President

Name: Phillip G. Kane, Jr.
Title: Vice President









  First Supplemental Indenture (Subordinated Exchange Debentures) -- Page 6

                                   Exhibit A

                             OFFICERS' CERTIFICATE
                  (Subordinated Exchange Debenture Indenture)


     This Officers' Certificate (the "Certificate") is delivered as of May 19, 1997, by the undersigned, in their respective capacities as officers of LA PETITE HOLDINGS CORP., a Delaware corporation ("Holdings"), and LA PETITE ACADEMY, INC., a Delaware corporation ("Academy"), to FLEET NATIONAL BANK, in its capacity as successor Trustee under the Indenture dated as of April 15, 1993, between La Petite Holdings Corp., as Issuer, and Shawmut Bank Connecticut, National Association, as original Trustee, as amended, relating to the 12-1/8% Subordinated Exchange Debentures due 2003 referred to therein (the "Indenture"). This Certificate is delivered pursuant to Section 5.1 of the Indenture. Capitalized terms used and not defined in this Certificate shall have the meanings given to them in the Indenture.

     The undersigned, in their respective capacities as officers of Holdings and Academy, do hereby certify to the Trustee, for the ratable benefit of the Holders, that:

     1. The undersigned are officers of Holdings and Academy and have read the applicable covenants and conditions of the Indenture relating to the subject matter of this Certificate and have made such inquiries of counsel and of other officers or employees of Holdings and Academy and made such other examinations or investigations as are necessary to issue this Certificate.

     2. Upon the filing of the certificate of merger of Holdings and Academy with the Secretary of State of Delaware, Holdings will merge with and into Academy effective as of the time and date set forth therein (the "Merger Date"), with Academy being the sole surviving entity (the "Academy Merger").

     3. Effective as of the Merger Date, Academy will assume all obligations of Holdings under the Indenture and the Securities, including, without limitation, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Indenture on the part of Holdings to be performed or observed.

     4. No Default or Event of Default exists or will occur as a result of the Academy Merger.

     5. Neither Holdings or Academy will become obligated with respect to any Indebtedness including Acquired Indebtedness as a result of the Academy Merger (other than (i) Acquired Indebtedness that consists of Indebtedness that could be incurred in accordance with the terms of the Indenture, and (ii) the assumption by Academy of Holdings' obligations in respect of the Securities and the Indenture), nor will any of their respective properties become subject to any Lien (except Liens that could be incurred in accordance with the terms of the Indenture) in connection with or in respect of the Academy Merger.

                  Exhibit A to First Supplemental Indenture

     6. The Academy Merger will, and the First Supplemental Indenture among Academy, Holdings and the Trustee dated as of the date hereof (the "Supplemental Indenture") does, comply with the Indenture (including Section
5.1 thereof), and all conditions precedents in the Indenture relating to the Academy Merger and the Supplemental Indenture have been satisfied.

     IN WITNESS WHEREOF, the undersigned, in their respective capacities as officers of Academy and Holdings have executed and delivered this Certificate as of the date first above written.



                                      ________________________________________
                                      Phillip M. Kane, Chief Financial Officer of Academy and Holdings


                                      ________________________________________
                                      Peggy A. Ford, Secretary
                                      of Academy and Holdings


















                  Exhibit A to First Supplemental Indenture

                                   Exhibit B


                  (Letterhead of Shook, Hardy & Bacon L.L.P.)


                                 May 19, 1997



Fleet National Bank, as successor Trustee
  under the Indenture referred to below
Mail Stop: CTOPO238
777 Main Street
Hartford, Connecticut  06115

Re:  Subordinated Exchange Debenture Indenture

Ladies and Gentlemen:

     We have acted as counsel to La Petite Holdings Corp., a Delaware corporation ("Holdings"), and La Petite Academy, Inc., a Delaware corporation ("Academy"), in connection with the proposed merger of Holdings into Academy, with Academy being the surviving entity (the "Academy Merger").

     This opinion letter is delivered pursuant to Section 5.1 of the Indenture dated as of July 15, 1993, between Holdings, as issuer, and Shawmut Bank Connecticut, National Association, as original trustee, relating to the 12-1/8% Subordinated Exchange Debentures due 2003 in an aggregate principal amount not to exceed $36,342,046 issuable thereunder (the "Original Indenture"). The Original Indenture is being amended on the date hereof pursuant to a First Supplemental Indenture dated as of the date hereof among Holdings, Academy and Fleet National Bank, as successor Trustee (the "Supplemental Indenture"). The Original Indenture, as amended by the Supplemental Indenture, is referred to herein as the "Indenture." Capitalized terms used and not defined in this letter have the meanings given to them in the Indenture.

     In connection with this opinion, we have examined originals or copies of the following documents:

           (a)  the Indenture;

           (b) the officers' certificate referred to in Section 2.4 (a) of the Supplemental Indenture;




                  Exhibit B to First Supplemental Indenture

           (b) the certificate of merger executed by Holdings and Academy relating to the Academy Merger which is to be filed in the Office of the Secretary of State of Delaware;

           (c) the resolutions of Holdings and Academy authorizing the Academy Merger; and

           (d) the certificates of incorporation and by-laws of Holdings and Academy, in each case as amended to date.

     In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to questions of fact not independently verified by us, we have relied, to the extent we have deemed appropriate, upon representations and certificates of officers of Holdings and Academy, public officials and other appropriate persons. We have further assumed that Fleet National Bank has succeeded to the rights of the original Trustee under the Indenture and has all of the rights and powers of the Trustee thereunder, and that Fleet National Bank has executed and delivered, pursuant to due authorization, the Supplemental Indenture.

     Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

     1. Upon the Academy Merger, Academy will assume all obligations of Holdings under the Indenture, including, without limitation, the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities and the performance of every covenant of the Indenture on the part of Holdings to be performed or observed.

     2. The Supplemental Indenture complies with the provisions of the Indenture and all conditions precedent in the Indenture relating to the Academy Merger have been satisfied.

     We do not express any opinion herein regarding any laws other than the General Corporation Law of the State of Delaware.

     This opinion is being furnished only to the addressee hereof and is solely for its benefit. This opinion may not be relied upon for any other purpose, or relied upon by any other person or entity for any purpose, without in each instance obtaining our prior written consent.

                                       Very truly yours,

                                       SHOOK, HARDY & BACON L.L.P.







                  Exhibit B to First Supplemental Indenture

                                   Exhibit C

                            SECRETARY'S CERTIFICATE

     This Certificate is delivered pursuant to the First Supplemental Indenture dated on or about the date hereof among LA PETITE HOLDINGS CORP., a Delaware corporation ("Holdings"), LA PETITE ACADEMY, INC., a Delaware corporation ("Academy"), and FLEET NATIONAL BANK, as successor Trustee under the Indenture date as of July 15, 1993, between Holdings, as Issuer, and Shawmut Bank Connecticut, National Association, as original Trustee, as amended, relating to the 12-1/8% Subordinated Exchange Debentures due 2003 referred to therein.

     The undersigned, being the Secretary of Holdings and Academy, does hereby certify that:

           Attached hereto as Exhibit A is a true and correct copy of the resolutions of the Board of Directors of Holdings and Academy authorizing the Academy Merger (as such term is defined in the First Supplemental Indenture referred to above) and the taking of all actions incidental thereto. Such resolutions have not been modified, revoked or rescinded in any respect and are in full force and effect in the form adopted.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of May 19, 1997.



                            ___________________________________
                            Peggy A. Ford, Secretary of La Petite Holdings Corp. and La Petite Academy, Inc.
















                  Exhibit C to First Supplemental Indenture

                      Exhibit A to Secretary's Certificate

                         (copy of 2/11/97 resolutions)
































                     Exhibit A to Secretary's Certificate

                                   Exhibit D

                             OFFICERS' CERTIFICATE

     This Officers' Certificate (the "Certificate") is delivered on [Merger Date] by the undersigned, in their capacities as officers of LA PETITE ACADEMY, INC., a Delaware corporation ("Academy"), to FLEET NATIONAL BANK, in its capacity as successor Trustee under the Indenture dated as of April 15, 1993, between La Petite Holdings Corp., as Issuer, and Shawmut Bank Connecticut, National Association, as original Trustee, as amended, relating to the 12-1/8% Subordinated Exchange Debentures due 2003 referred to therein (the "Indenture"). This Certificate is delivered pursuant to Section 5.1 of the Indenture. Capitalized terms used and not defined in this Certificate shall have the meanings given to them in the Indenture.

     The undersigned, in their capacities as officers of Academy, do hereby certify to the Trustee, for the ratable benefit of the Holders, that:

     1. The undersigned are officers of Academy and have read the applicable covenants and conditions of the Indenture relating to the subject matter of this Certificate and have made such inquiries of counsel and of other officers or employees of Academy and made such other examinations or investigations as are necessary to issue this Certificate.

     2. Holdings has merged with and into Academy, with Academy being the sole surviving entity (the "Academy Merger"). A copy of the certificate of merger evidencing such merger is attached hereto as Exhibit A.

     3. Academy has assumed all obligations of Holdings under the Indenture and the Securities, including, without limitation, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Indenture on the part of Holdings to be performed or observed.

     4. No Default or Event of Default exists or has occurred as a result of the Academy Merger.

     5. Academy has not become obligated with respect to any Indebtedness including Acquired Indebtedness as a result of the Academy Merger (other than (i) Acquired Indebtedness that consists of Indebtedness that could be incurred in accordance with the terms of the Indenture, and (ii) the assumption by Academy of Holdings' obligations in respect of the Securities and the Indenture), nor have any of its properties become subject to any Lien (except Liens that could be incurred in accordance with the terms of the Indenture) in connection with or in respect of the Academy Merger.

     6. The Academy Merger and the First Supplemental Indenture among Academy, Holdings, and the Trustee dated as of May 19, 1997 (the "Supplemental Indenture") comply with the



                  Exhibit D to First Supplemental Indenture

Indenture (including Section 5.1 thereof), and all conditions precedents in the Indenture relating to the Academy Merger and the Supplemental Indenture have been satisfied.

     IN WITNESS WHEREOF, the undersigned, in their capacities as officers of Academy have executed and delivered this Certificate as of the date first above written.



                                    ________________________________
                                    Phillip M. Kane, Chief Financial Officer of La Petite Academy, Inc.



                                    ________________________________
                                    Peggy A. Ford, Secretary
                                    of La Petite Academy, Inc.















                  Exhibit D to First Supplemental Indenture